Exhibit 99.1


                                                              PRESS RELEASE


                SEACOR HOLDINGS ANNOUNCES SECOND QUARTER RESULTS

HOUSTON, TEXAS
August 9, 2005

FOR IMMEDIATE RELEASE -- SEACOR Holdings Inc. (NYSE:CKH) announced net earnings for the second quarter ended June 30, 2005 of $25.1 million, or $1.20 per diluted share, on operating revenues of $177.8 million. For the six months ended June 30, 2005, net earnings were $43.7 million, or $2.11 per diluted share, on operating revenues of $343.0 million.

For the second quarter ended June 30, 2004, net earnings were $0.2 million, or $0.01 per diluted share, on operating revenues of $97.4 million. For the six months ended June 30, 2004, net losses were $2.8 million, or $0.15 per diluted share, on operating revenues of $193.4 million.

For the immediately preceding quarter ended March 31, 2005, the Company reported net earnings of $18.6 million, or $0.90 per diluted share, on operating revenues of $165.2 million.

Financial results for the second quarter ended June 30, 2005 as compared to the immediately preceding quarter ended March 31, 2005 were impacted by a variety of factors highlighted below.

     o INCREASED OPERATING REVENUES. Operating revenues for the quarter were $177.8 million, an increase of $12.6 million from the previous quarter. Results improved due primarily to increased flight hours in Helicopter Services that included seasonal flight-seeing activities in Alaska, higher rates per day worked and utilization for vessels in Offshore Marine Services and fleet growth in Inland River Services. Operating revenues earned by Environmental Services remained constant between quarters.

     o DECREASED OPERATING INCOME. Operating income for the quarter was $24.6 million, a decrease of $1.7 million from the previous quarter. This decline was largely due to $11.7 million less in gain on asset sales, primarily related to the disposition of offshore support vessels.

          In the second quarter, improved results from helicopter and vessel operations, excluding the effect of asset sales, were partly offset by reduced earnings in environmental and inland river transportation activities. Results of Helicopter Services improved due to increased flight activities and decreased maintenance expenses. Cost and expenses of Offshore Marine Services remained steady against rising revenues. Spill response profit margins declined in Environmental Services. Margins for Inland River Services declined from the prior quarter in keeping with typical seasonal patterns. Revenues did increase due to the addition of small numbers of barges, but rates did not compensate for increased expenses.

     o DECREASED DERIVATIVE LOSSES, NET. Derivative transactions, primarily consisting of foreign currency contracts, resulted in losses for the current quarter of $0.2 million as compared to losses for the prior quarter of $1.6 million.

     o INCREASED FOREIGN CURRENCY TRANSACTION GAINS, NET. Foreign currency transaction gains for the current quarter were $4.4 million as compared to losses of $0.5 million in the previous quarter. Gains and losses resulted from the effect of currency exchange rate changes with respect to loans between SEACOR and certain of its foreign subsidiaries and other transactions denominated in currencies other than the functional currency of various subsidiaries.

     o INCREASED MARKETABLE SECURITIES SALE GAINS, NET. Marketable securities sale transactions resulted in net gains of $8.5 million, an increase of $2.3 million from the previous quarter.

As previously announced, on July 1, 2005, the Company acquired Seabulk International, Inc. pursuant to the Agreement and Plan of Merger dated March 16, 2005, among the Company, SBLK Acquisition Corp., CORBULK LLC, and Seabulk International, Inc. Seabulk will be filing a separate Quarterly Report on Form 10-Q for the period ended June 30, 2005. The Company also sold its "fixed wing" operations which were previously held for sale through the sale of all the outstanding shares of capital stock of Era Aviation, Inc. to Era Aviation Investment Group LLC for $15 million in cash.

During the quarter, the Company purchased additional dry cargo covered hopper barges, chemical tank barges and offshore support vessels for aggregate consideration of $107.3 million. At June 30, 2005, capital commitments for helicopters, dry cargo covered hopper barges, offshore support vessels and other equipment aggregated $342.7 million. In addition, the Company placed revocable orders for additional helicopters.

At June 30, 2005, the Company's cash, marketable securities and construction reserve funds totaled $533.4 million, a decrease of $82.0 million from the prior quarter, and long-term debt totaled $597.5 million. The Company has remaining authority of $37.7 million available for future purchases of the Company's common stock and its 5.875% and 7.2% notes.

SEACOR is a global provider of marine support and transportation service, primarily to the energy and chemical industries. SEACOR and its subsidiaries provide customers with a full suite of marine-related services including offshore services, U.S. coastwise shipping, inland river services, helicopter services, environmental services, and offshore and harbor towing services. SEACOR is uniquely focused on providing highly responsive local service, combined with the highest safety standards, innovative technology, modern efficient equipment, and dedicated, professional employees.

This release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: the cyclical nature of the oil and gas industry, the operation of Offshore Marine Services and Helicopter Services in a highly competitive environment, changes in foreign political, military and economic conditions, the dependence of Offshore Marine Services and Helicopter Services on several customers, industry fleet capacity, the ongoing need to replace aging vessels, restrictions imposed by the Shipping Acts and Aviation Acts on the amount of foreign ownership of the Company's Common Stock, safety record requirements related to Offshore Marine Services and Helicopter Services, changes in foreign and domestic oil and gas exploration and production activity, vessel and helicopter-related risks of Offshore Marine Services and Helicopter Services, effects of adverse weather conditions and seasonality on Helicopter Services, dependence of spill response revenue on the number and size of spills and upon continuing government regulation in this area and our ability to comply with such regulation and other governmental regulation, changes in NRC's OSRO classification, effects of adverse weather and river conditions and seasonality on inland river operations, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, liability in connection with providing spill response services, the effect of international economic and political factors in inland river operations, the intense competition faced by Inland River Services, adequacy of insurance coverage, currency exchange fluctuations, the attraction and retention of qualified personnel by the Company, and various other matters, many of which are beyond the Company's control and other factors. The words "estimate," "project," "intend," "believe," "plan" and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned under "Forward-Looking Statements" in Item 7 of our Form 10-K and SEACOR's periodic reporting on Form 10-Q and Form 8-K (if any), which we incorporate by reference.

For additional information, contact Timothy McKeand, Vice President, at (954) 524-4200 ext. 820 or visit SEACOR's website at www.seacorholdings.com.

                      SEACOR HOLDINGS INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)

                                                            Three Months Ended              Six Months Ended
                                                                  June 30,                      June 30,
                                                        ----------------------------   ---------------------------
                                                            2005           2004           2005           2004
                                                        -------------  -------------   ------------  -------------

Operating Revenues                                      $    177,831   $     97,403    $   343,016   $    193,377
                                                        -------------  -------------   ------------  -------------

Costs and Expenses:
   Operating expenses                                        117,179         73,759        232,780        148,789
   Administrative and general                                 19,329         13,857         37,824         28,933
   Depreciation and amortization                              18,492         14,156         36,774         28,117
                                                        -------------  -------------   ------------  -------------
                                                             155,000        101,772        307,378        205,839
                                                        -------------  -------------   ------------  -------------
Gains on Asset Sales                                           1,812          6,117         15,328          9,755
                                                        -------------  -------------   ------------  -------------
Operating Income (Loss)                                       24,643          1,748         50,966         (2,707)
                                                        -------------  -------------   ------------  -------------

Other Income (Expense):
   Interest income                                             4,484          1,663          8,163          3,042
   Interest expense                                           (7,550)        (5,388)       (15,141)       (10,766)
   Derivative loss, net                                         (178)          (560)        (1,768)          (481)
   Foreign currency transaction gains (losses), net            4,401           (689)         3,852           (223)
   Marketable securities sale gains, net                       8,502          2,753         14,736          5,502
   Other, net                                                    440            233            640            352
                                                        -------------  -------------   ------------  -------------
                                                              10,099         (1,988)        10,482         (2,574)
                                                        -------------  -------------   ------------  -------------
Income (Loss) Before Income Tax Expense (Benefit),
   Minority Interest and Equity in Earnings of 50% or
   Less Owned Companies                                       34,742           (240)        61,448         (5,281)
Income Tax Expense (Benefit)                                  12,448            169         22,188         (1,333)
                                                        -------------  -------------   ------------  -------------
Income (Loss) Before Minority Interest and Equity in
   Earnings of 50% or Less Owned Companies                    22,294           (409)        39,260         (3,948)
Minority Interest in Income of Subsidiaries                     (154)           (91)          (120)           (86)
Equity in Earnings of 50% or Less Owned Companies              2,594            673          4,211          1,243
                                                        -------------  -------------   ------------  -------------
Income (Loss) From Continuing Operations                      24,734            173         43,351         (2,791)
Income from Discontinued Operations, net of taxes                390              -            364              -
                                                        -------------  -------------   ------------  -------------
Net Income (Loss)                                       $     25,124   $        173    $    43,715   $     (2,791)
                                                        =============  =============   ============  =============

Basic Earnings (Loss) Per Common Share:
   Income (Loss) from Continuing Operations             $       1.35   $       0.01    $      2.37   $      (0.15)
   Income from Discontinued Operations                          0.02              -           0.02
                                                        -------------  -------------   ------------  -------------
   Net Income (Loss)                                    $       1.37   $       0.01    $      2.39   $      (0.15)
                                                        =============  =============   ============  =============
Diluted Earnings (Loss) Per Common Share:
   Income (Loss) from Continuing Operations (1)         $       1.18   $       0.01    $      2.09   $      (0.15)
   Income from Discontinued Operations                          0.02              -           0.02              -
                                                        -------------  -------------   ------------  -------------
   Net Income (Loss) (1)                                $       1.20   $       0.01    $      2.11   $      (0.15)
                                                        =============  =============   ============  =============
Weighted Average Common Shares Outstanding:
Basic                                                         18,349         18,347         18,299         18,407
Diluted (1)                                                   21,924         18,476         21,916         18,407


(1) Outstanding stock options and restricted stock have been excluded from the computations of diluted loss per common share and diluted weighted average common shares for the six months ended June 30, 2004 as the effect was anti-dilutive.

                      SEACOR HOLDINGS INC. AND SUBSIDIARIES
                                SUPPLEMENTAL DATA
               (IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)

                                                                                   Three Months Ended
                                                            -------------------------------------------------------------
                                                            Jun. 30,     Mar. 31,     Dec. 31,    Sep. 30,     Jun. 30,
                                                              2005         2005         2004        2004         2004
                                                            ----------   ----------  -----------  ----------   ----------
      STATEMENTS OF OPERATIONS:
         Operating Revenues                                 $ 177,831    $ 165,185   $  181,997   $ 116,486    $  97,403
                                                            ----------   ----------  -----------  ----------   ----------
         Cost and Expenses:
            Operating expenses                                117,179      115,601      126,240      79,134       73,759
            Administrative and general                         19,329       18,495       17,592      14,900       13,857
            Depreciation and amortization                      18,492       18,282       15,365      14,352       14,156
                                                            ----------   ----------  -----------  ----------   ----------
                                                              155,000      152,378      159,197     108,386      101,772
                                                            ----------   ----------  -----------  ----------   ----------
         Gains (Losses) on Asset Sales                          1,812       13,516          598        (119)       6,117
                                                            ----------   ----------  -----------  ----------   ----------
         Operating Income                                      24,643       26,323       23,398       7,981        1,748
                                                            ----------   ----------  -----------  ----------   ----------
         Other Income (Expense):
            Interest income                                     4,484        3,679        3,200       2,180        1,663
            Interest expense                                   (7,550)      (7,591)      (6,154)     (5,565)      (5,388)
            Derivative income (loss), net                        (178)      (1,590)       1,787        (140)        (560)
            Foreign currency transaction gains (losses), net    4,401         (549)       1,944        (184)        (689)
            Marketable securities sale gains (losses), net      8,502        6,234        1,689        (756)       2,753
            Other, net                                            440          200          108          79          233
                                                            ----------   ----------  -----------  ----------   ----------
                                                               10,099          383        2,574      (4,386)      (1,988)
                                                            ----------   ----------  -----------  ----------   ----------
         Income (Loss) Before Taxes, Minority Interest and
            Equity in Earnings of 50% or Less Owned Companies  34,742       26,706       25,972       3,595         (240)
         Income Tax Expense                                    12,448        9,740        8,395       1,511          169
                                                            ----------   ----------  -----------  ----------   ----------
         Income (Loss) Before Minority Interest and Equity
            in Earnings of 50% or Less Owned Companies         22,294       16,966       17,577       2,084         (409)
         Minority Interest in (Income) Loss of Subsidiaries      (154)          34         (289)       (108)         (91)
         Equity in Earnings of 50% or Less Owned Companies      2,594        1,617        2,028       1,388          673
                                                            ----------   ----------  -----------  ----------   ----------
         Income from Continuing Operations                     24,734       18,617       19,316       3,364          173
        Income (Loss) from Discontinued Operations, net of
           tax                                                    390          (26)           -           -            -
                                                            ----------   ----------  -----------  ----------   ----------
         Net Income                                         $  25,124    $  18,591   $   19,316   $   3,364    $     173
                                                            ==========   ==========  ===========  ==========   ==========
        BASIC EARNINGS PER COMMON SHARE:
           Income from Continuing Operations                $    1.35    $    1.02   $     1.06   $    0.18    $    0.01
           Income (Loss) from Discontinued Operations            0.02            -            -           -            -
                                                            ----------   ----------  -----------  ----------   ----------
           Net Income                                       $    1.37    $    1.02   $     1.06   $    0.18    $    0.01
                                                            ==========   ==========  ===========  ==========   ==========
        DILUTED EARNINGS PER COMMON SHARE:
           Income from Continuing Operations                $    1.18    $    0.90   $     1.03   $    0.18    $    0.01
           Income (Loss) from Discontinued Operations            0.02            -            -           -            -
                                                            ----------   ----------  -----------  ----------   ----------
           Net Income                                       $    1.20    $    0.90   $     1.03   $    0.18    $    0.01
                                                            ==========   ==========  ===========  ==========   ==========
       WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
         Basic                                                 18,349       18,249       18,203      18,211       18,347
         Diluted                                               21,924       21,908       18,973      18,357       18,476
       COMMON SHARES OUTSTANDING AT PERIOD END                 18,466       18,442       18,307      18,292       18,313


                      SEACOR HOLDINGS INC. AND SUBSIDIARIES
                                SUPPLEMENTAL DATA
                                   (UNAUDITED)

                                                                                    Three Months Ended
                                                         ---------------------------------------------------------------------
                                                          Jun. 30,      Mar. 31,      Dec. 31,       Sep. 30,      Jun. 30,
                                                            2005          2005          2004           2004          2004
                                                         ------------  ------------  ------------   ------------  ------------

BALANCE SHEET DATA, AT PERIOD END (IN THOUSANDS):
   Cash, Securities and Construction Reserve Funds       $   533,417   $   615,153   $   495,387    $   440,091   $   441,805
   Total Assets                                            1,798,967     1,778,953     1,766,009      1,456,536     1,394,902
   Total Long-term Debt                                      597,467       582,416       582,367        382,319       342,271
   Stockholders' Equity                                      831,254       811,932       793,757        766,763       757,886

OPERATING REVENUES BY SEGMENT (IN THOUSANDS):
   Offshore Marine Services                              $    84,043   $    80,350   $    80,841    $    72,825   $    67,039
   Environmental Services                                     35,635        35,893        62,824         21,144        14,654
   Inland River Services                                      27,333        25,530        31,878         16,076        10,038
   Helicopter Services                                        27,692        21,599         7,188          7,485         6,680
   Intersegment Eliminations and Other                         3,128         1,813          (734)        (1,044)       (1,008)
                                                         ------------  ------------  ------------   ------------  ------------
                                                         $   177,831   $   165,185   $   181,997    $   116,486   $    97,403
                                                         ============  ============  ============   ============  ============

OPERATING INCOME (LOSS) BY SEGMENT (IN THOUSANDS):
   Offshore Marine Services                              $    15,887   $    22,252   $     9,870    $     6,360   $     4,677
   Environmental Services                                      3,375         4,564         7,473          2,742           816
   Inland River Services                                       7,092         7,664        11,795          3,153           932
   Helicopter Services                                         1,738        (4,395)         (668)          (475)       (1,308)
   Corporate Expenses and Other                               (3,449)       (3,762)       (5,072)        (3,799)       (3,369)
                                                         ------------  ------------  ------------   ------------  ------------
                                                         $    24,643   $    26,323   $    23,398    $     7,981   $     1,748
                                                         ============  ============  ============   ============  ============

OFFSHORE MARINE VESSELS - AVAILABLE DAYS(1):
   Anchor Handling Towing Supply -
      Domestic                                                   576           470           276            276           273
      Foreign                                                    728           704           736            759           741
   Supply -
      Domestic                                                   369           548           644            644           731
      Foreign                                                    450           620           738            828           910
   Towing -
      Domestic                                                   364           360           276            275           182
      Foreign                                                    811           810           748            736           837
   Crew                                                        6,697         6,783         6,446          6,024         5,921
   Mini-supply                                                 2,427         2,464         2,576          2,619         2,708
   Other                                                          91            90            92             50             -
   Standby Safety                                              1,911         1,890         1,932          1,932         1,911
                                                         ------------  ------------  ------------   ------------  ------------
                                                              14,424        14,739        14,464         14,143        14,214
                                                         ============  ============  ============   ============  ============

-------------
(1) Excludes vessels that are bareboat chartered-out, vessels owned by corporations that participate in pooling arrangements with the Company, minority owned joint venture vessels and managed vessels.

                      SEACOR HOLDINGS INC. AND SUBSIDIARIES
                                SUPPLEMENTAL DATA
                                   (UNAUDITED)


                                                                            Three Months Ended
                                                  --------------------------------------------------------------------
                                                   Jun. 30,      Mar. 31,      Dec. 31,      Sep. 30,      Jun. 30,
                                                     2005          2005          2004          2004          2004
                                                  -----------   -----------   -----------   -----------   ------------

OFFSHORE MARINE VESSELS - RATES PER DAY WORKED(1) (2):
   Anchor Handling Towing Supply -
      Domestic                                    $   23,850    $   20,226    $   18,815    $   22,009     $   19,115
      Foreign                                         10,228        10,848         9,964         9,534          9,539
   Supply -
      Domestic                                         7,255         7,924         7,769         6,720          5,994
      Foreign                                          9,350        13,789        16,124        10,095          9,729
   Towing -
      Domestic                                        10,083         9,061         8,209         6,118          6,040
      Foreign                                          7,581         6,959         7,096         6,769          6,775
   Crew                                                4,171         3,996         3,745         3,458          3,314
   Mini-supply                                         3,352         3,111         3,051         2,937          2,932
   Other                                                   -        17,000        14,000        14,000              -
   Standby Safety                                      8,228         8,229         8,127         7,839          7,719

OFFSHORE MARINE VESSELS - UTILIZATION(2):
   Anchor Handling Towing Supply -
      Domestic                                         83.9%         91.3%         98.0%         85.2%          68.3%
      Foreign                                          75.3%         73.2%         82.3%         90.4%          63.9%
   Supply -
      Domestic                                         95.9%         74.5%         73.8%         68.9%          76.1%
      Foreign                                          78.5%         68.8%         75.2%         86.9%          72.8%
   Towing -
      Domestic                                         91.0%         83.9%         97.9%         64.3%          91.8%
      Foreign                                          96.0%         90.5%         78.8%         61.7%          61.8%
   Crew                                                89.0%         86.1%         91.6%         93.5%          89.0%
   Mini-supply                                         89.9%         78.0%         88.7%         90.9%          86.7%
   Other                                                0.0%         33.3%         64.9%         50.0%              -
   Standby Safety                                      88.8%         90.2%         91.9%         89.7%          85.9%

   Overall Utilization                                 87.9%         83.5%         88.4%         88.2%          83.2%
   Utilization Lost to Market Conditions                7.6%         12.4%          7.5%          7.9%          12.9%
   Utilization Lost to Operating Conditions             4.5%          4.1%          4.1%          3.9%           3.9%

HELICOPTER FLIGHT HOURS                               14,188         9,448         6,453         7,431          6,714


-------------
(1) Revenues for certain vessels, primarily North Sea standby safety, are earned in foreign currencies, principally British Pounds Sterling. These revenues have been converted to U.S. dollars at the weighted average exchange rate for the periods indicated.

(2) Excludes vessels that are bareboat chartered-out, vessels owned by corporations that participate in pooling arrangements with the Company, minority owned joint venture vessels and managed vessels.

                      SEACOR HOLDINGS INC. AND SUBSIDIARIES
                               SUPPLEMENTARY DATA
                                   (UNAUDITED)

                                                      June 30, 2005
                                   ---------------------------------------------------
                                                          Joint     Pooled/             Mar. 31    Dec. 31,  Sep. 30,  Jun. 30,
                                    Owned   Leased-in   Ventured    Managed    Total      2005       2004      2004      2004
                                   -------- ----------- ---------- ---------- -------- ----------- --------- --------- ----------
OFFSHORE MARINE FLEET COUNT:
   DOMESTIC OPERATIONS -
       Anchor Handling Towing Supply     6           1          1          -        8           7         4         4          4
      Crew                              37          19          1          -       57          58        58        54         49
      Mini-supply                       21           4          -          -       25          25        26        26         26
      Supply                             2           2          -          1        5           6         8         8          8
      Towing                             2           2          -          -        4           4         4         3          2
                                   -------- ----------- ---------- ---------- -------- ----------- --------- --------- ----------
                                        68          28          2          1       99         100       100        95         89
                                   -------- ----------- ---------- ---------- -------- ----------- --------- --------- ----------

   FOREIGN OPERATIONS -
      Anchor Handling Towing Supply     11           -          2          -       13          14        14        13         14
      Crew                              19           -          5          -       24          23        24        23         26
      Mini-supply                        2           -          2          -        4           4         4         4          5
      Other                              1           -          1          -        2           2         2         2          1
      Standby Safety                    19           -          3          5       27          27        27        27         27
      Supply                             4           1          4          -        9           8        12        13         14
      Towing                             8           -         20          -       28          29        29        30         31
                                   -------- ----------- ---------- ---------- -------- ----------- --------- --------- ----------
                                        64           1         37          5      107         107       112       112        118
                                   -------- ----------- ---------- ---------- -------- ----------- --------- --------- ----------

   WORLDWIDE OPERATIONS -
      Anchor Handling Towing Supply     17           1          3          -       21          21        18        17         18
      Crew                              56          19          6          -       81          81        82        77         75
      Mini-supply                       23           4          2          -       29          29        30        30         31
      Other                              1           -          1          -        2           2         2         2          1
      Standby Safety                    19           -          3          5       27          27        27        27         27
      Supply                             6           3          4          1       14          14        20        21         22
      Towing                            10           2         20          -       32          33        33        33         33
                                   -------- ----------- ---------- ---------- -------- ----------- --------- --------- ----------
                                       132          29         39          6      206         207       212       207        207
                                   ======== =========== ========== ========== ======== =========== ========= ========= ==========

INLAND BARGES
     Dry Cargo Hopper                  719         182          6        207    1,114       1,097     1,072     1,029        911
     Chemical Tank                      36           -          -          -       36          27        20        14          1
                                   -------- ----------- ---------- ---------- -------- ----------- --------- --------- ----------
                                       755         182          6        207    1,150       1,124     1,092     1,043        912
                                   ======== =========== ========== ========== ======== =========== ========= ========= ==========

HELICOPTERS                             99          16          -          1      116         120       127        44         43
                                   ======== =========== ========== ========== ======== =========== ========= ========= ==========